Exhibit 99.1

FORFEITURE AGREEMENT

This Forfeiture Agreement (this “Agreement”) is made and entered into effective as of December 12, 2024, by and between Polar Multi-Strategy Master Fund (the “Investor”) and Alpha Modus, Corp. (the “Target”). Investor and Target are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the same meaning as such terms have in the Subscription Agreement (as defined below).

RECITALS:

WHEREAS, the Investor and Target previously entered into that certain Subscription Agreement dated effective as of April 26, 2024 (the “Subscription Agreement”);

WHEREAS, pursuant to the Subscription Agreement, the Investor purchased 1,000,000 shares of Target common stock (the “Subscription Shares”), which were to be converted into 1,000,000 shares of Class A common shares of the surviving company (the “Surviving Company Shares”) upon the closing of the business combination between Insight Acquisition Corp., a Delaware corporation (the “SPAC”), and the Target (the “Business Combination Closing”);

WHEREAS, the Target desires for the Investor to forfeit, and the Investor hereby agrees to forfeit, 850,000 of the Subscription Shares which were to be issued to the Investor under the Subscription Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Share Forfeiture. The Investor hereby forfeits and agrees to the cancellation of 850,000 of the Subscription Shares and agrees that it shall not be issued 850,000 of the Surviving Company Shares at the Business Combination Closing pursuant to the Subscription Agreement. For the avoidance of doubt, the parties acknowledge that under the Subscription Agreement the Investor shall only be issued 150,000 of the Surviving Company Shares at the Business Combination Closing.

2. Continued Validity. Except as otherwise expressly stated in this Agreement, all other terms and provisions of the Subscription Agreement shall remain in full force and effect, without Agreement or modification.

3. Entire Agreement. This Agreement, together with the Subscription Agreement and any other documents referenced therein, represents the entire agreement of the parties to the Agreement and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TARGET:

Alpha Modus, Corp.

By:	/s/ William Alessi
	Name:	William Alessi
	Title:	Chief Executive Officer

INVESTOR:

Polar Multi-Strategy Master Fund
by its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
	Name:	Andrew Ma
	Title:	CCO

By:	/s/ Kirstie Moore
	Name:	Kirstie Moore
Title: Legal Counsel

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